Exhibit 99.2

FOR IMMEDIATE RELEASE	SYMBOL: LANC
Monday, November 19, 2007	TRADED: Nasdaq
LANCASTER COLONY INCREASES CASH DIVIDEND; REELECTS THREE DIRECTORS;
NAMES BACHMANN LEAD INDEPENDENT DIRECTOR
     COLUMBUS, Ohio, Nov. 19 — Lancaster Colony Corporation (Nasdaq: LANC) announced today that its Board of Directors has increased the quarterly cash dividend marking 45 years of increasing cash dividends each year. Lancaster Colony is one of only 21 U.S. companies to have increased cash dividends each year for 45 years. The board declared a cash dividend of 28 cents per share on the company’s common stock, payable December 28, 2007 to shareholders of record on December 10, 2007. As of the record date for today’s annual shareholder meeting, there were 30,200,812 common shares outstanding.
     Shareholders voting at the annual meeting reelected three incumbent directors. They are John L. Boylan, 52, chief financial officer, vice president and treasurer of the company; Henry M. O’Neill, Jr., 72, chairman and chief executive officer of IRTH Solutions, Inc., a voice response systems company; and Zuheir Sofia, 63, chairman of Sofia & Company, Inc., a financial advisory firm.
     The board also named James B. Bachmann, 64, lead independent director. He has been a director of Lancaster Colony since 2003, and is also a director of Abercrombie & Fitch Co.
     John B. Gerlach, Jr., chairman and chief executive officer of Lancaster Colony, said, “The dividend reflects the company’s continued strong financial position and will be the 178th consecutive quarterly cash dividend paid by the company since September 1963.” He noted that the indicated annual payout for the current fiscal year ending June 30, 2008 is $1.11, an increase of four percent over the $1.07 paid in fiscal 2007.
     We desire to take advantage of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). This news release contains various “forward—looking statements” within the meaning of the PSLRA and other applicable securities laws. Such statements can be identified by the use of the forward-looking words “anticipate,” “estimate,” “project,” “believe,” “intend,” “plan,” “expect,” “hope” or similar words. These statements discuss future expectations, contain projections regarding future developments, operations or financial conditions, or state other forward-looking information. Such statements are based upon assumptions and assessments made by us in light of our experience and perception of historical trends, current conditions, expected future developments and other factors we believe to be appropriate. These forward-looking statements involve various important risks, uncertainties and other factors that could cause our actual results to differ materially from those expressed in the forward-looking statements. Actual results may differ as a result of factors over which we have no, or limited, control including the strength of the economy, changes in the financial markets, slower than anticipated sales growth, the extent of operational efficiencies achieved, the success of new product introductions, price and product competition, and increases in energy and raw-material costs. Management believes these forward-looking statements to be reasonable; however, undue reliance should not be placed on such statements that are based on current expectations. We undertake no obligation to update such forward-looking statements. Specific influences relating to forward-looking statements are numerous, including the uncertainty regarding the effect or outcome of our decision to explore strategic alternatives among our nonfood operations. More detailed statements regarding significant events that could affect our financial results are included in our annual report on Form 10-K as filed with the Securities and Exchange Commission.
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FOR FURTHER INFORMATION:	John B. Gerlach, Jr., Chairman and CEO Lancaster Colony Corporation Phone: 614/224-7141 -or- Investor Relations Consultants, Inc. Phone: 727/781-5577 or E-mail: lanc@mindspring.com